MASTR 04-3 15 year  4.5's        Date:02/25/2004   22:15:53

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UBS Investment Bank

|CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890

 |Pac Bands  I:   0-   0  II:   0-   0  III:   0-   0

Closing Date: 2/27/2004

|WHOLE  15 year  Pricing Speed: 250 PSA

|PacI %: 0.00   Indices:  1ML  1.120

First Pay: 3/25/2004

|WAC:5.25   WAM:118.00

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Tranche Name	Bal (MM)	Coupon	Payment Window	Aver. Life	Dur	Tx Yr	Spread bp	Yield	Price %	Description	Day Del	Deal %

2A1	25,000,000	4.50000	3/04-12/13	3.83		-2					24	98.80
Sub	303,642	4.50000	3/04-12/13	5.24		5					24	1.20

Paydown Rules:
1. Pay 2a1, until retired;

Tot: 2	25,303,642	4.50000	3.85	3.37	4.3257	100.43

Type	Balance	Collateral Coupon	Prepay	WAM	Age	WAC
WHOLE	25,303,642	4.500	PSA 250	118	1	5.250

# 1	25,303,642	4.500		118.0	1.0

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.